                                                                   EXHIBIT 10.9c


                                 THIRD AMENDMENT
                                     TO THE
                             STERLING CHEMICALS ESOP


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. ("Chemicals") in Section 9.1 of the Sterling Chemicals ESOP (the "Plan") the right to amend the Plan; and

                  WHEREAS, Sterling Fibers, Inc. ("Fibers"), a subsidiary of Chemicals, has adopted the Plan for its eligible employees in conjunction with the purchase of certain operations from Cytec Industries, Inc. and its affiliates ("Cytec");

                  NOW, THEREFORE, Section 1.53 of the Plan is hereby amended effective as of January 31, 1997 by adding thereto a new subparagraph (d) to read as follows:

                  "(d) Each Cytec employee who became an employee of Fibers on January 31, 1997 shall receive credit for his service that was credited under the Cytec Savings and Profit Sharing Plan ("Cytec Plan") on January 31, 1997 for vesting purposes under the Plan."

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the see instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, Chemicals has executed this instrument effective for all purposes as of the date provided above.

                                       STERLING CHEMICALS, INC.


                                       By:
                                          ---------------------